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                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 3, 1995 included in SunPharm Corporation's Form 10-KSB for the year ended December 31, 1994 and for the period from inception on May 3, 1990 through December 31, 1994 and to all references to our Firm included in this registration statement.



ARTHUR ANDERSEN LLP

July 16, 1996
The Woodlands, Texas